EX-23.1
                                Consent of Expert

                         [Coopers & Lybrand Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 16, 1998, except for Note V, for which the date is February 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. and its subsidiaries. We also consent to the references to our firm under the caption "Experts".

                                                      /s/ Coopers & Lybrand LLP

                                                          Coopers & Lybrand LLP

Boston, Massachusetts
April 9, 1998